Exhibit 10.43

Adopted by action of the Board of Directors: June 30, 2005

                                PHOTOMEDEX, INC.
                        COMPREHENSIVE COMPLIANCE PROGRAM
          CODE OF ETHICS ON INTERACTIONS WITH HEALTH CARE PROFESSIONALS

                             REASON FOR THE PROGRAM

This Comprehensive Compliance Program is established by PhotoMedex, Inc. to establish guidelines for the ethical and legal promotion of its products and to guide the Company and its employees and consultants to avoid activities that may be viewed as improper inducements to increase the purchase or use of the Company's products. All references to the "Company," "we," "us" or "our" refer to PhotoMedex, Inc. and its subsidiaries, including ProCyte Corporation. All references to "employees," "you" or "your" refer to PhotoMedex's officers, directors, employees and consultants.

PhotoMedex's Code of Ethics on Interactions with Health Care Professionals is an integral part of our Compliance Program (the "Program") and may be used as a reference tool on a daily basis. If you have questions about the Program, or our policies in general, do not hesitate to contact your supervisor, the Compliance Officer who has been appointed by our Board of Directors, or the chairman of the Audit Committee of the Board of Directors (the "Audit Committee") for clarification. We will use every reasonable effort to treat your questions as confidential.

We are committed to complying with all applicable laws governing the sale and marketing of and price reporting for, our products, and to maintaining the privacy of any information that we may receive regarding patients that comes into our possession. Failure to comply with the requirements of the Program may subject you and/or the Company to criminal and civil penalties, money damages and regulatory sanctions. Further, your failure to comply with this Program may subject you to disciplinary action by the Company, which may include, but may not be limited to, demotion or termination of your relationship with the Company. In addition, a lack of compliance may result in the exclusion of the Company from government reimbursement programs such as Medicare and Medicaid.

                       PRINCIPAL GUIDELINES OF THE PROGRAM

Maintenance of the Independent Judgment of Health Care Professionals

      Your interactions with health care professionals should serve to benefit patients and to enhance the practice of medicine by providing to physicians the Company's approved scientific and educational information regarding our products. The independent judgment of health care professionals must be respected at all times. For purposes of this Program, the term "Health Care Professionals" includes all individual and entities involved in the product purchase decision, including persons licensed by state law to prescribe drugs or medical treatments for patients, medical students, members of a drug formulary committee, office and hospital staff, governmental agencies and group purchasing entities.

Anti-Kickback Laws

      The purpose of the "anti-kickback" laws is to prevent the receipt of improper inducements by Health Care Professionals that could result in the improper generation of business reimbursable under Federal or State health care programs. The anti-kickback laws generally make it illegal to offer remuneration to a Health Care Professional if the purpose of the remuneration is to encourage or reward the prescribing or purchase of any reimbursable product or service. Remuneration can be almost anything of value, including grants, referral fees, cash, frequent flier miles, lottery tickets, entertainment or gifts. Any such remuneration must not interfere with a Health Care Professional's independent judgment regarding our products and services. Some guidance on permissible and impermissible remuneration is already provided by a number of exceptions (or "safe harbors") to the anti-kickback laws that allow us to offer certain price and other concessions to customers without violating these laws. Under this Program, we may provide modest gifts, hospitality, promotional items, samples and other items and activities that are not inconsistent with the anti-kickback laws. Please contact the Compliance Officer for a more comprehensive explanation of the anti-kickback laws or if you have any questions regarding their application.

                    ADMINISTRATION OF THE COMPLIANCE PROGRAM

Administration

      Our Board of Directors (the "Board") is committed to the standards contained in this Program and is responsible for overseeing the Company's implementation and administration of the Program. The Audit Committee is responsible for ensuring that these standards are reviewed and updated as appropriate to reflect changes in the legal and regulatory framework applicable to the Company, the Company's business practices and the business practices within the Company's industry and the prevailing ethical standards of the communities in which the Company operates.

      The Compliance Officer reports to the Audit Committee, and is initially responsible for providing interpretive guidance in applying these policies to specific situations and for generally overseeing implementation and enforcement of the policies set forth in this Program, as amended from time to time. In addition, the Chief Executive Officer and other members of senior management will lend their full support to the efforts of the Board and the Compliance Officer in this regard.

      We recognize that rapid changes in the business environment and the regulatory framework constantly pose new ethical and legal considerations. No set of guidelines, therefore, should be considered the absolute last word under all circumstances. We encourage you to consult with your supervisor, the Compliance Officer or the Chairman of the Audit Committee if there is any doubt as to the proper course of action under the Program. We are committed to an open and constructive environment in which compliance with the Program and the Company's best interests are paramount. A shared willingness to raise concerns in good faith is essential to such an environment.

Training

      Proper education of the Company's employees and consultants is critical for maintaining compliance with the laws and regulations affecting the Company. The Compliance Officer, with the oversight of the Audit Committee, will work to implement training programs in conjunction with the Program, which will be reviewed and possibly revised on a periodic basis. Such training shall include all employees and consultants of the Company that have direct or indirect contact with Health Care Professionals, whether or not such employees or consultants are involved in sales, marketing or administrative functions. Employees with more direct involvement with sales and marketing to Health Care Professionals may receive more intensive, specialized training. Employees having direct or indirect contact with Health Care Professionals will be required, in order to continue to perform the functions of their assignment at the Company, to pass a test on a periodic basis for an understanding of the Program and the Code of Ethics.

      The Compliance Officer shall maintain records of training, which shall be available to management, including those in Human Resources, to aid in the periodic evaluation of the Program and the employees and consultants participating in the training.

Reporting Violations of the Program

      It is the responsibility of each of us to maintain this Program. We are all required to assist the Compliance Officer and the Audit Committee in ensuring adherence by everyone with the Program. Whenever you have information regarding any possible violation that has taken place, is taking place, or is anticipated to take place, you shall promptly report that information in a manner that is consistent with the Program. We will not tolerate any retaliation for any reason against anyone who has reported a suspected violation or concern in good faith. We will use every reasonable effort to protect the identity of those making reports to the extent possible, consistent with applicable law and the need to conduct an adequate investigation.

      Whenever you have information regarding any actual or possible violation, you should first consider bringing such information to an immediate supervisor or the Compliance Officer. Management is responsible for maintaining a workplace environment that encourages and solicits frank and open communication regarding compliance with the Program. However, if you do not feel comfortable bringing such information to management or the Compliance Officer, or if the possible violation involves the activities of management, you may report the information directly:

      o Submitting the information to the attention of the Compliance Officer, the Audit Committee or any of its members, as applicable, in writing and directing such correspondence to the following address: 147 Keystone Drive, Montgomeryville, PA 18936-9638.

      The Company encourages anyone who reports information to the Compliance Officer, management or the Board to identify him or herself when making such a report in order to facilitate the investigation of possible violations. The Compliance Officer and the Board will use every reasonable effort to protect the confidentiality of the identities of persons reporting information, consistent with the need to perform an adequate investigation of any reported matter. However, you may also report information directly and confidentially to the Compliance Officer and the Chairman of the Audit Committee, on an anonymous basis, by:

      o     Calling  the   Company's   Hotline  with   Lighthouse   Services  at
            1-800-398-1496. Alternatively, you may report via Lighthouse's website at www.lighthouse-services.com or sending an email report at reports@lighthouse-services.com. You may also write to Lighthouse at 1128 Wheatsheaf Road, Abington, PA 19001.

      The Company requires each employee or consultant to fully cooperate with investigations of possible violations of the Program by management, the Compliance Officer or the Audit Committee. Any employee who has information relevant to an investigation of possible violations of the Program must not discuss or disclose such information to any person not authorized by the Compliance Officer or the Audit Committee, except as may be required by law or for the purpose of obtaining legal advice.

Treatment of Reported Violations

      All reported possible violations will be forwarded to the Compliance Officer for recordation in a log, as provided below. Upon receipt of a reported possible violation, the Compliance Officer will, when possible, acknowledge receipt of the report to the sender, unless the reported possible violation has been submitted anonymously.

      Possible violations of the Program will be investigated and reviewed by the Compliance Officer, with the direction and oversight by the Audit Committee, or such other person as the Audit Committee determines to be appropriate.

      Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Compliance Officer under the oversight of the Audit Committee to ensure consistent enforcement of the Program. Such action shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Program. Except as prohibited by applicable law, appropriate corrective action may include, among other things, written notice of violations, censure, demotion or reassignment, suspension (with or without pay/benefits) and termination of the individual's employment. In determining what action is appropriate in a particular case, the Compliance Officer under the supervision of the Audit Committee shall take into account all information, he or she deems material, which may include the nature and severity of the violation, whether the violation was a single occurrence or part of a pattern of occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question has been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

      The Compliance Officer will maintain a log of all reported violations, tracking their receipt, investigation and resolution and shall prepare a periodic summary report thereof for the Board. Copies of reported violations and such log will be maintained in accordance with the Company's document retention policy.

Monitoring and Periodic Review

      The Audit Committee, with the assistance of the Compliance Officer and other members of management, shall monitor the implementation and administration of the Program. As part of that oversight, the Audit Committee shall review the operations of the Company, and developments in the Company's industry, to identify new and emerging risk factors for the Company in its relationships with health care professionals. The Compliance Officer will report at least annually to the Board as to the status of the Program, including its implementation and an assessment as to its effectiveness and any areas that need improvement or any changes that can be made to improve compliance.

                                PHOTOMEDEX, INC.

                                 CODE OF ETHICS
                 ON INTERACTIONS WITH HEALTH CARE PROFESSIONALS

Adopted: June 30, 2005
Revised:

Goal and Scope of Code

      PhotoMedex is a medical device and pharmaceutical company focused on facilitating the cost-effective use of technologies for doctors, hospitals, surgery centers and patients or consumers. Our business has five general categories, or segments, of business activity. We are engaged in the business of marketing the XTRAC(R) laser system, a 308 nanometer (nm) excimer laser for dermatology (the "XTRAC") domestically and internationally and marketing skin-care products on a prescription basis and over-the-counter basis, as applicable. We are also engaged in the business of marketing surgical products and surgical services using a variety of lasers and related products over a range of specialties. We are committed to adhere to ethical and legal standards in our relationship with Health Care Professionals (defined below). This Code of Ethics (the "Code") is intended to govern, on a world-wide basis, our interactions with Health Care Professionals.

      The term Health Care Professionals, as used herein, includes all individual and entities involved in the product purchase decision, including persons licensed by state law to prescribe drugs or medical treatments for patients, medical students, members of a drug formulary committee, office and hospital staff, governmental agencies and group purchasing entities. All references to "Company," "we," "us" or "our" refer to PhotoMedex. All references to "Employees," "you" or "your" refer to PhotoMedex's officers, directors, employees and consultants.

      Our interactions with Health Care Professionals cover a broad range of activities, including:

      o Promotional Activities. We promote the sale and use of our products to Health Care Professionals directly and indirectly through representatives and distributors. We also promote through print advertisements, direct mail and other media, such as the internet.

      o Training and Product Related Education. We offer instruction, education, training, service and technical support to Health Care Professionals to ensure the safe and effective use of our products.

      o Research and Education. We support bona fide medical research and continuing medical education for Health Care Professionals to increase access to new technology and enhance the delivery of safe, efficacious and cost-effective health care.

      o Advancement of Medical Technology. We collaborate with Health Care Professionals to demonstrate the effectiveness of our products, to improve the utility and applications of our products and to create new products.

      Our reputation for honesty, integrity and fair dealing with our customers, others we do business with, our Employees and the communities we serve is our most important asset. Accordingly, we require that you act in a manner consistent with the letter and intent of the Code and the policies underlying it. While the Code addresses many of the interactions we have with Health Care Professionals, it is impossible to provide specific guidance for every situation. Matters not specifically addressed in the Code, should be addressed in light of the following principle:

PhotoMedex insists on ethical business practices and socially responsible conduct and shall not use any unlawful inducement in order to sell, recommend or arrange for the sale or use of its products or services.

      Our failure to adhere to this Code could subject us to severe penalties, including disqualification of the Company as a vendor, civil fines and injunctions and criminal prosecution, fines and imprisonment.

      Each of you is expected to become familiar with these policies and to affirm your agreement to comply with these policies by signing the Compliance Certificate that appears at the end of the Code. Any questions regarding the Code or matters not covered by the Code should be referred to your immediate supervisor, Compliance Officer or the Audit Committee of the Board (the "Audit Committee").

Promotional Activities

      We interact with Health Care Professionals to discuss product features, contract negotiations, and sales terms, both in the Health Care Professionals' offices and at meetings and conferences.

      o     Gifts.  We may  occasionally  provide  modest  gifts to Health  Care
            Professionals, but only if the gifts benefit patients or serve a genuine educational function. Other than gifts of medical textbooks or anatomical models used for educational purposes, no gift should have a fair market value of more than $100. Under no circumstances may gifts be given in the form of cash or cash equivalents.

      o Hospitality. We may pay for occasional hospitality only in the form of modest meals and receptions for Health Care Professionals that are conducive to the exchange of information. It is not appropriate to pay for meals of guests of Health Care Professionals or any other person who does not have a bona fide professional interest in the information being shared at the meeting.

      o     Promotional   Items.   We  may   occasionally   give   Health   Care
            Professionals items of minimal value related to the Health Care Professional's work or for the benefit of patients.

      o     Samples.  We may  provide  appropriate  samples  or  information  to
            illustrate   the  benefits  of  our  products   and   services,   or
            opportunities for evaluation of our products and services.

      The total value of gifts, promotional materials or any other items or activities that we provide to a Health Care Professional shall not exceed $1,500 per calendar year. This amount applies to PhotoMedex as a company, not to an individual Employee. This total does not include financial support for continuing medical education forums, including Company training events, financial support for health educational scholarships, or samples or information given to physicians and other Health Care Professionals intended for free distribution to patients. Neither does this total include benefits exempt under the anti-kickback laws (e.g. product discounts) or payments to consultants or investigators, provided such payments do not exceed the fair market value of the services rendered.

Product Training and Education

      We conduct and sponsor programs focused on education and training in the safe and effective use of our products and services.

      o Location. Programs should be conducted in clinical, educational, conference or other settings, including hotel or other commercially available meeting facilities, conducive to the effective transmission of knowledge. Programs requiring "hands-on" training in medical procedures should be held at training facilities, medical institutions, laboratories, or other appropriate facilities.

      o     Training   Staff.   The  training   staff  should  have  the  proper
            qualifications and expertise to conduct such training.

      o Hospitality. We may provide Health Care Professional attendees with hospitality only in the form of modest meals and receptions in connection with these programs. Any such meals and receptions should be modest in value and subordinate in time and focus to the educational or training purpose of the meeting.

      o Travel and Lodging. We may pay for reasonable travel and modest lodging costs incurred by attending Health Care Professionals.

      o Guests. It is not appropriate for us to pay for the meals, hospitality, travel, or other expenses for guest of Health Care Professionals or for any other person who does not have a bona fide professional interest in the information being shared at the meeting.

Third-Party Educational Conferences

      We may support independent, educational or scientific conferences to promote scientific knowledge, medical advancement and the delivery of effective health care. These typically include conferences sponsored by national, regional or specialty medical associations, conferences sponsored by accredited continuing medical education providers and grand rounds.

      o Educational Grants. We may provide educational grants when: (1) the gathering is primarily dedicated to promoting objective scientific and educational activities and discourse; and (2) the training institution or the conference sponsor selects the attending Health Care Professionals who are in training. Such grants should be paid only to organizations with a genuine educational purpose or function, and may be used only to reimburse the legitimate expenses for bona fide educational activities. Such grants also should be consistent with relevant guidelines established by professional societies or organizations. While we may recommend faculty for a conference, the conference sponsor should be responsible for and control the selection of program content, faculty, educational methods and materials. We may provide grants either directly to the conference sponsor or to a training institution to reduce conference costs, or to allow attendance by medical students, residents, fellows and others who are Health Care Professionals in training.

      o Meals and Hospitality. We may provide funding to the conference sponsor to support the conference's meals and hospitality. Also, we may provide meals and receptions for all Health Care Professional attendees, but only if it is provided in a manner that is also consistent with the sponsor's guidelines. Any meals, receptions and hospitality should be modest in value and should be subordinate in time and focus to the purpose of the conference.

      o Faculty Expenses. We may make grants to conference sponsors for reasonable honoraria, travel, lodging and meals for Health Care Professionals who are bona fide conference faculty members.

Arrangements with Consultants, Clinical Investigators

      We may engage Health Care Professionals to serve as consultants (including as clinical investigators) to provide valuable bona fide consulting services, including research, participation on advisory board, presentations at our training or other professional meetings, and product collaboration. It is appropriate to pay Health Care Professionals reasonable compensation for performing these services.

      o Need and Qualification. Consulting agreements may be entered into only where a legitimate need and purpose for the services is identified in advance. Selection of consultants should be on the basis of the consultant's qualifications and expertise to address the identified purpose, and may not be on the basis of the past or potential volume or value of business generated by the consultant.

      o Written Agreement and Protocol. All consulting arrangements must be written, signed by the parties and must specify all services to be provided. Where research services are provided, the agreement must contain a statement of work or research protocol. All agreements must be signed by our Chief Executive Officer or Chief Financial Officer, or another officer specifically designated by them.

      o Compensation. Compensation paid to consultants must be consistent with the fair market value for the services provided.

      o Meetings. The venue and circumstances for meetings with consultants should be appropriate to the subject matter of the consultation. These meetings should be conducted in clinical, educational, conference, or other setting, including hotel or other commercially available meeting facilities, conducive to the effective exchange of information.

      o Hospitality. Hospitality that occurs in conjunction with a consultant meeting or consultant's services should be modest in value and should be subordinate in time and focus to the primary purpose of the meeting or services.

      o Travel and Lodging. We may pay for reasonable and actual expenses incurred by consultants in carrying out the subject of the consulting arrangement, including reasonable and actual travel, modest meals and lodging costs incurred by consultants attending meetings with or on our behalf.

      o FDA and other Regulatory Restrictions for Clinical Investigators. Our relationships with clinical investigators in trials to be submitted to the FDA or other regulatory agencies are governed by conflict of interest, disclosure and other rules. Nothing in the Code is intended to supersede or modify our strict compliance with such regulations.

Provision of Reimbursement and Other Economic Information

      We support accurate and responsible billing to Medicare and other payors. We may assist Health Care Professionals by providing reimbursement information regarding our products, including identifying or justifying appropriate coverage, coding, or billing of products, or of procedures using those products, or other economic information about our products and services. However, this is only acceptable if (a) the information provided is accurate and (b) the information is of a general nature and of insubstantial fair market value such that our assistance does not supplant the judgment and responsibility of the Health Care Professional.

Grants and Other Charitable Donations

      We may make donations for a charitable purpose, such as supporting genuine independent medical research for the advancement of medical science or education, indigent care, patient education, public education or the sponsorship of events where proceeds are intended for charitable purposes. We may not make such donations for the purpose of unlawfully inducing Health Care Professionals to purchase, recommend, use, or arrange for the purchase or use of our products.

      o     Recipients.   Donations   should   be  made   only   to   charitable
            organizations or in rare instances, to individuals engaged in genuine charitable missions for the support of that mission.

      o Advancement of Medical Education. We may make grants to support the genuine medical education of medical students, residents, and fellows participating in fellowship programs, which are charitable or have an academic affiliation or, where consistent with the preamble to this section, other medical personnel.

      o Support of Research with Scientific Merit. We may make research grants to support genuine medical research. The purpose of the grant must be clearly documented.

      o Public Education. We may make grants for the purpose of supporting education of patients or the public about important health care topics.

      o Authorization. Any request for charitable donations must be made to and approved by the Compliance Officer.

International Interactions with Health Care Professionals

      We recognize that customs, practices, laws and regulations vary throughout the world. However, it is our intent that the underlying purposes of the Code, to ensure ethical and legal relationships with Health Care Professionals, are equally applicable inside and outside the United States. Interactions that may be customary and not illegal in a particular country may still be unlawful under U.S. law and subject PhotoMedex and the persons involved to criminal liability.

                                PHOTOMEDEX, INC.

                      COMPLIANCE PROGRAM AND CODE OF ETHICS
                             COMPLIANCE CERTIFICATE

      I have read and understand the Company's Comprehensive Compliance Program and Code of Ethics on Interactions with Health Care Professionals (the "Code"). I will adhere in all respects to the ethics and standards of conduct described in the Code. I further confirm my understanding that any violation of the Code will subject me to appropriate disciplinary action, which may include, but is not limited to, demotion or discharge.

      I certify to the Company that I am not in violation of the Code, and I am not aware of any violation by others.

Date:
     ------------------------       --------------------------------------------
                                    Name:
                                    Title/Position:
                                    Department: